Exhibit 107
Calculation of Filing Fee Tables
Form 424(b)(5)
(Form Type)
Beyond, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)(1)	—	—	$200,000,000	0.00014760	$29,520
Fees Previously Paid	N/A	—	—	—	—	—	—	—
	Total Offering Amounts					$200,000,000		$29,520
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$29,520
________________
(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act, and relates to the registrant’s Registration Statement No. 333-280076. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for securities registered pursuant to such registration statement.